UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):July 19, 2011

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	(631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on July 19, 2011:

(a)  The persons elected as directors of the Company and the voting for such persons were as follows:

		Authority	Broker
Name	Votes For	Withheld	Non-Votes

Dale Blanchfield	18,398,554	388,489	1,245,372
Lloyd Frank	16,651,252	2,135,791	1,245,372
Emily J. Groehl	13,223,928	5,563,115	1,245,372
Brian E. Shore	18,192,896	594,147	1,245,372
Steven T. Warshaw	18,036,829	750,214	1,245,372

(b)     The proposal to approve an advisory (non-binding) resolution relating to 2011 fiscal year compensation of the named executive officers was approved by the Shareholders. There were 17,649,306 votes for such approval, 164,687 votes against, 973,050 abstentions and 1,245,372 broker non-votes.

(c)     The proposal to act on an advisory (non-binding) vote concerning how often the Company should conduct a shareholder advisory vote relating to compensation of the named executive officers received 6,325,771 votes for three years, 75,353 votes for two years, 11,329,246 votes for one year and 1,056,673 abstentions.

(d)    The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 26, 2012 was ratified by the Shareholders. There were 20,017,659 votes for such ratification, 7,469 votes against, 7,287 abstentions and zero broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: July 22, 2011	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President, Secretary and General Counsel